Filed by Republic Bancshares, Inc.
                                                  Pursuant to Rule 14a-12 of the
                                                 Securities Exchange Act of 1934
                                                    Commission File No.: 0-27652
                                      Subject Company: Republic Bancshares, Inc.


                                  SCHEDULE 14A
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                          REPUBLIC BANCSHARES, INC.
               (Name of Registrant as Specified in Its Charter)

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The following is a press release issued by BB&T Corporation and Republic
Bancshares, Inc. on December 2, 2003:

FOR IMMEDIATE RELEASE

CONTACTS:
---------

ANALYSTS
Tom A. Nicholson        Scott E. Reed
Senior Vice President   Senior Executive Vice President
Investor Relations      Chief Financial Officer
(336) 733-3058          (336) 733-3088

MEDIA
Bob Denham              Burney Warren                 William R. Klich
Senior Vice President   Executive Vice President      President and CEO
Public Relations        Mergers & Acquisitions        Republic Bancshares Inc.
(910) 914-9073          (252) 321-3347                (727) 502-3777


              BB&T TO ACQUIRE FLORIDA'S REPUBLIC BANCSHARES INC.

WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today said it plans to buy Republic Bancshares Inc. (Nasdaq: REPB) of St. Petersburg, Fla., in a $436 million transaction that represents entry into some of the strongest economic markets in the Southeast.

With $2.8 billion in assets, Republic Bancshares operates 71 banking offices along the Gulf Coast and in central and southern Florida, including key markets in St. Petersburg, Tampa, Clearwater, Orlando, West Palm Beach, Boca Raton and Fort Lauderdale. The merger also will expand BB&T's presence into the high growth areas of Ocala, Sarasota and Bradenton.

The transaction, approved by the directors of both companies, is valued at $32.12 per Republic Bancshares share based on BB&T's closing price as of Dec. 1, 2003, of $39.66.

Republic Bancshares' shareholders may exchange their shares based on one of the following two options: a fixed exchange ratio of 0.81 of a share of BB&T stock for each share of REPB stock or a fixed cash price of $31.79 per share. The aggregate cash available is generally limited to 40 percent of the transaction value. The merger, which is subject to regulatory and shareholder approval, is expected to be completed in the second quarter of 2004.

The merger would represent BB&T's second in Florida and increase the number of BB&T branches in the Sunshine state to 89. BB&T acquired Regional Financial Corporation of Tallahassee, Fla., parent to First South Bank, in September 2002. First South branches opened as branches of BB&T in November 2002 - the first banking offices to do business as BB&T in Florida.

Republic Bancshares will give BB&T a presence in several Florida markets that are expected to be among the fasting growing in the nation. According to Newsweek magazine, the Tampa-St. Peters-



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burg-Clearwater metropolitan statistical area will enjoy the nation's largest employment growth through 2025. And the Sarasota-Bradenton MSA is Florida's third fastest-growing market and one of the state's most affluent regions.

"This is a key acquisition because it expands our presence in Florida, which has an underlying growth rate that is faster than that of our core markets," said BB&T Chairman and Chief Executive Officer John Allison.

"Republic Bancshares' current management team has done an excellent job revitalizing and energizing their company, resulting in positive momentum and excellent client service. They have the leadership talent to ensure BB&T creates a high performance organization in Florida."

More jobs were created in Florida in 2003 than any other state in the nation. Nationally, Florida ranks fourth in population, labor force and the number of business establishments. In 2002, Florida was ranked the fifth most entrepreneur-friendly state.

Republic Bancshares customers will be introduced to BB&T's strong branch-based sales culture and its broad product and services line, including insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, leasing and international banking.

BB&T will create two new community banking regions, one in the St. Petersburg area and one to be based on the east coast of Florida. BB&T divides its 11-state banking network into autonomous regions - each with its own president - which operate like community banks. Nearly all lending decisions are made locally.

"Republic Bancshares, like BB&T, has a solid record of strong community commitment and, above all, excellent personal service, which is what makes this partnership so appealing," said Republic Bancshares President and Chief Executive Officer William R. Klich, who is also chairman and chief executive officer of Republic Bank.

"It's unusual to find an institution of BB&T's size as highly focused on quality service as they are. And their community banking strategy allows local bankers to make their own decisions."

Klich will become the Florida state president for BB&T as well as the regional president for the new community bank region based in St. Petersburg. J. Kenneth Coppedge, Republic Bank president, will be named regional president for Florida's east coast operations. BB&T's Florida bank will be headquartered in St. Petersburg.

Two current members of the Republic Bancshares' board will be offered seats on the Branch Banking and Trust Company board, BB&T's lead banking subsidiary.

Winston-Salem-based BB&T Corporation operates more than 1,350 banking offices in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Florida, Alabama, Indiana and Washington, D.C.

With $90.4 billion in assets as of Sept. 30, BB&T Corp. is the nation's 11th largest financial holding company. BB&T was named this year to the Forbes Platinum 400 list of America's



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"Best Big Companies" for the fourth year in a row. More information on the merger is available at www.BBandT.com

  THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED BY FEDERAL SECURITIES LAWS. THESE STATEMENTS MAY ADDRESS ISSUES THAT INVOLVE SIGNIFICANT RISKS, UNCERTAINTIES, ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM CURRENT PROJECTIONS.

  PLEASE REFER TO BB&T'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A SUMMARY OF IMPORTANT FACTORS THAT COULD AFFECT BB&T'S FORWARD-LOOKING STATEMENTS. BB&T UNDERTAKES NO OBLIGATION TO REVISE THESE STATEMENTS FOLLOWING THE DATE OF THIS PRESS RELEASE.

  BB&T'S NEWS RELEASES ARE AVAILABLE AT NO CHARGE THROUGH PR NEWSWIRE. FOR A MENU OF BB&T'S NEWS RELEASES OR TO RETRIEVE A SPECIFIC RELEASE CALL 1-800-758-5804, EXTENSION 809325.

  THE FOREGOING MAY BE DEEMED TO BE OFFERING MATERIALS OF BB&T CORPORATION IN CONNECTION WITH BB&T'S PROPOSED ACQUISITION OF REPUBLIC BANCSHARES, ON THE TERMS AND SUBJECT TO THE CONDITIONS IN THE AGREEMENT AND PLAN OF REORGANIZATION, DATED DECEMBER 1, 2003, BETWEEN BB&T AND REPUBLIC BANCSHARES.

  BB&T AND REPUBLIC BANCSHARES SHAREHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, WHICH BB&T WILL FILE WITH THE SECURITIES EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, REPUBLIC BANCSHARES, THE MERGER, THE PERSONS SOLICITING PROXIES IN THE MERGER AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS.

  AFTER IT IS FILED WITH THE SEC, THE PROXY STATEMENT/PROSPECTUS WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC WEB SITE (HTTP://WWW.SEC.GOV) AND FROM BB&T AND REPUBLIC BANCSHARES AS FOLLOWS:

 ALAN W. GREER, SHAREHOLDER REPORTING, BB&T Corporation, P.O. Box 1290, WINSTON-SALEM, NC 27102. TELEPHONE: (336) 733-3021.

 WILLIAM R. FALZONE, VICE PRESIDENT AND TREASURER, REPUBLIC BANCSHARES, 111 2ND AVENUE, NE, ST. PETERSBURG, FL 33701. TELEPHONE: (727) 502-3771.

  BB&T, REPUBLIC BANCSHARES AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SHAREHOLDERS OF REPUBLIC IN CONNECTION WITH THIS TRANSACTION. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF BB&T MAY BE FOUND IN BB&T'S PROXY STATEMENT FILED WITH THE SEC ON MARCH 17, 2003 AND WILL BE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS. INFORMATION ABOUT REPUBLIC BANCSHARES' DIRECTORS AND EXECUTIVE OFFICERS MAY BE FOUND IN REPUBLIC BANCSHARES' PROXY STATEMENT FILED WITH THE SEC ON MARCH 19, 2003 AND WILL BE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS. YOU CAN OBTAIN FREE COPIES OF THESE DOCUMENTS AS DESCRIBED ABOVE.

  IN ADDITION TO THE PROPOSED REGISTRATION STATEMENT AND PROXY
STATEMENT/PROSPECTUS, BB&T AND REPUBLIC BANCSHARES FILE ANNUAL, QUARTERLY AND CURRENT REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY EITHER COMPANY AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549.



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  PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC
REFERENCE ROOMS. BB&T AND REPUBLIC BANCSHARES FILINGS WITH THE SEC ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.